Presentation to: APPLE Board of Directors APPLE Board of Directors regarding QUAIL QUAIL May 12, 2007 Exhibit (c)(5)

2 Table of Contents I. Overview of Proposed QUAIL Transaction II. APPLE Historical & Projected Financial Overview III. Strategic Considerations IV. Share Price Considerations V. Valuation Analysis

I. Overview of Proposed QUAIL Transaction * * * * * * * * * *

QUAIL Update
QUAIL submitted to APPLE on April 25
th
, a brief letter indicating its interest in acquiring all of the shares it does not currently own at $26.00 per share
On May 4
th
, the APPLE Special Committee received an indication of interest from QUAIL to acquire all shares of APPLE for $26.50 per share, not presently owned by QUAIL
On May 5
th
, the Special Committee delivered a draft definitive agreement to QUAIL

Limited to QUAIL incurred expenses during the Go-Shop
Termination Fee
Allows APPLE or its advisors to solicit offers for 60 days following the signing date of any definitive agreement
APPLE may initiate contact with potential strategic or financial buyers in an effort to obtain a competing Acquisition Proposal
Permits APPLE to provide non-public information to interested parties pursuant to an
Acceptable Confidentiality Agreement
Permits APPLE to enter into any agreements in relation to an Acquisition Proposal
No Solicitation
(as proposed)
May 15, 2007
Expected Signing
APPLE shareholder approval (two-thirds vote in favor)
Customary regulatory approvals
No Material Adverse Change
QUAIL Voting Agreement
Approvals &
Conditions
(as proposed)
Q3 2007
Expected Closing
QUAIL to commit to fund 100% of equity financing
New debt financing to be provided by Bank of America, JP Morgan Chase, Morgan
Stanley and/or UBS
Financing
The transaction would represent:
–
A fully-diluted equity value of $2.2 billion and an enterprise value of $2.9 billion
–
A premium of 8.2% and 18.8% over the most recent and 30 day average closing share prices, respectively
–
7.3x Fiscal 2007 EBITDA, 14.2x Fiscal 2007 Adjusted EBITDA and 28.0x Fiscal 2007 EPS
Valuation
QUAIL has proposed to acquire 100% of the issued and outstanding ordinary shares (not presently owned by QUAIL) of APPLE for $26.50 per share in an all cash merger transaction
Transaction
Summary of Key Transaction Terms In First Draft of the Merger Agreement

QUAIL Proposal Summary
Note: Projected results based on APPLE Management Base Case forecast as presented to BOD.
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses less Capitalization of Deferred Expenses.
(b) Defined as Cash Flow from Operations less Cash Flow from Investing Activities (excludes acquisition expenditures and includes additions to capital leases).
(Dollars in Millions, Except per Share)
QUAIL
Offer
Price Per Share (5/11/07) 24.49 $         26.50 $
Implied Premium:
Current 24.49 $         8.2%
30-Day Average 22.31             18.8%
90-Day Average 22.61             17.2%
180-Day Average 23.77             11.5%
52-Week High 25.86             2.5%
Fully Diluted Shares Outstanding (Treasury Method) 80.8               81.3
Market Capitalization 1,977.8 $      2,154.9 $
Plus: Debt (3/31/07) 755.8             755.8
Less: Cash (3/31/07) (37.8)              (37.8)
Enterprise Value 2,695.9 $      2,872.9 $
Valuation Multiples
Revenue:
3/31/07 1,395.8 $      2.1x
3/31/08 1,465.4         2.0
EBITDA:
3/31/07 394.6 $         7.3x
3/31/08 391.5             7.3
Adjusted EBITDA (a):
3/31/07 203.0 $         14.2x
3/31/08 224.1             12.8
EBIT:
3/31/07 167.3 $         17.2x
3/31/08 189.0             15.2
EPS:
3/31/07 0.95 $            28.0x
3/31/08 1.02               26.0
Free Cash Flow (b)
:
3/31/07 52.7 $            40.9x
3/31/08 92.2               23.4
Book Value Per Share:
3/31/07 6.16 $            4.3x
3/31/08 7.91               3.3
Current

Key Considerations for APPLE if BOD Elects to Go Forward
(a)
Determine whether to get a “bird in hand”, solicit other proposals via a strategic alternatives announcement, or do nothing
Pros of Go-Shop Process
–
Deal certainty
–
Avoids business and execution risks of failed auction and being shop worn
–
Defines diligence process for potential purchasers, thereby minimizing disruption to APPLE operations and management time commitments
–
Go-Shop provides adequate opportunity for potential purchasers that would pay a higher price than the announced offer
Cons of Go-Shop Process
–
Potential purchasers may be dissuaded from evaluating a transaction given the appearance that the current buyer has a head start
–
Potential cost to shareholders if termination fee is paid thereby reducing premium to current bid
Pros of Strategic Alternatives Announcement
–
Treats all bidders equally – allows slower bidders to remain engaged throughout the process
–
Avoids break-up fee prior to broad marketing of asset
Cons of Strategic Alternatives Announcement
–
Give up opportunity to have transaction signed by May 16
th
and earnings announcement
–
Stock could run up further to levels that would make it difficult to complete a transaction
–
Uncertainty of future ownership coupled with ongoing distraction of auction process may disrupt growth and day-to-day operations (employees, customers)
–
Shareholder base changes rapidly to short-term holders making it difficult to return to status quo if a deal is not consummated
–
Failure to complete transaction leaves uncertainty and may harm the business
(a) Any assessment of pros and cons is dependent on the Board and Special Committee’s deliberations and discussion as well as the terms and conditions of any agreement entered into.

II. APPLE Historical & Projected Financial Overview * * * * * * * * * *

Historical Financial Summary
Historically APPLE has grown through a combination of leading product development focus, market share gains and acquisition of companies with complimentary product suites
Acquisitions (calendar year):
2003 (Claritas Europe)
2004 (ChinaLOOP, Consodata)
(Dollars in Millions, Except per Share)
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses less Capitalization of Deferred Expenses.
For the Historical Fiscal Year Ended March 31, CAGR
2003 2004 2005 2006 2007 '03-'07
Revenue 958.2 $             1,010.8 $          1,223.0 $          1,332.6 $          1,395.8 $          9.9%
Growth 10.6% 5.5% 21.0% 9.0% 4.7%
Organic Growth 10.6% 3.1% 9.4% 4.9% 3.7%
EBITDA 239.7 $             254.5 $             316.3 $             371.7 $             394.6 $             13.3%
Margin 25.0% 25.2% 25.9% 27.9% 28.3%
Adjusted EBITDA
(a)
189.2 $             168.1 $             164.9 $             176.8 $             203.0 $             1.8%
Margin 19.7% 16.6% 13.5% 13.3% 14.5%
EBIT 84.8 $                104.2 $             121.2 $             140.6 $             167.3 $             18.5%
Margin 8.8% 10.3% 9.9% 10.6% 12.0%
Net Income 46.1 $                60.8 $                69.0 $                70.0 $                79.7 $                14.7%
Margin 4.8% 6.0% 5.6% 5.3% 5.7%
EPS 0.50 $                0.63 $                0.74 $                0.77 $                0.95 $                17.3%
Growth N/M 25.1% 17.7% 5.3% 22.0%
2005 (InsightAmerica, Digital Impact, SmartDM)
2007 (Equitec, Harbringer and Kefta)

Based on model provided by management to APPLE Board of Directors
The financial model incorporates the following events
–
Acquisition of Harbinger and Kefta
–
Reduction in capital expenditures to reflect projected run-rate
APPLE Projected Financial Summary – Management Base Case
(Dollars in Millions, Except per Share)
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses less Capitalization of Deferred Expenses.
FYE For the Projected Fiscal Year Ending March 31, CAGR
2007 2008 2009 2010 2011 '07-'11
Revenue 1,395.8 $          1,465.4 $          1,561.9 $          1,700.2 $          1,853.0 $          7.3%
Growth 4.7% 5.0% 6.6% 8.9% 9.0%
EBITDA 394.6 $             391.5 $             410.7 $             442.6 $             491.5 $             5.6%
Margin 28.3% 26.7% 26.3% 26.0% 26.5%
Adjusted EBITDA
(a)
203.0 $             224.1 $             269.3 $             304.7 $             359.9 $             15.4%
Margin 14.5% 15.3% 17.2% 17.9% 19.4%
EBIT 167.3 $             189.0 $             221.1 $             267.7 $             320.3 $             17.6%
Margin 12.0% 12.9% 14.2% 15.7% 17.3%
Net Income 80.1 $                82.7 $                111.1 $             146.8 $             185.6 $             23.4%
Margin 5.7% 5.6% 7.1% 8.6% 10.0%
Earnings Per Share 0.95 $                1.02 $                1.36 $                1.78 $                2.24 $                24.0%
Growth 22.0% 7.7% 33.4% 31.2% 25.5%

Management has presented several cost savings opportunities to be achieved over the projected period
Management has assumed a 50% reduction related to Project COPERNICUS to account for potential sharing of margin improvement with customers, retention costs and potential for other expenses
APPLE Additional Cost Savings
(Dollars in Millions)
For the Projected Fiscal Year Ending March 31,
2008 2009 2010 2011
Labor Arbitrage / Efficiency Re-Engineering 9.9 $            37.6 $          67.6 $          91.1 $
Discount to Projections
(50%)
(5.0)              (18.8)            (33.8)            (45.5)
Net Labor Arbitrage / Efficiency Re-Engineering 5.0                18.8             33.8             45.5
Labor Arbitrage / Efficiency Re-Engineering Transition Impact (15.0)            -                  -                  -
Facilities Savings 0.9                5.0                6.4                7.4
New Facility Cost
(50% of Facility Savings)
(0.5)              (2.5)              (3.2)              (3.7)
Total Cost Savings (9.6) $           21.3 $          37.0 $          49.2 $
Management believes that as a public company, the cost savings would take approximately 2 more years to achieve these levels

Assumes APPLE additional cost savings initiatives are additive to the Management Base
Case
APPLE Projected Financial Summary – Management Upside Plan
(Dollars in Millions, Except per Share)
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses less Capitalization of Deferred Expenses.
FYE For the Projected Fiscal Year Ending March 31, CAGR
2007 2008 2009 2010 2011 '07-'11
Revenue 1,395.8 $          1,465.4 $          1,561.9 $          1,700.2 $          1,853.0 $          7.3%
Growth 4.7% 5.0% 6.6% 8.9% 9.0%
EBITDA 394.6 $             381.9 $             432.0 $             479.6 $             540.7 $             8.2%
Margin 28.3% 26.1% 27.7% 28.2% 29.2%
Adjusted EBITDA
(a)
203.0 $             214.5 $             290.6 $             341.7 $             409.2 $             19.2%
Margin 14.5% 14.6% 18.6% 20.1% 22.1%
EBIT 167.3 $             179.4 $             242.4 $             304.7 $             369.5 $             21.9%
Margin 12.0% 12.2% 15.5% 17.9% 19.9%
Net Income 80.1 $                76.8 $                124.1 $             169.4 $             215.6 $             28.1%
Margin 5.7% 5.2% 7.9% 10.0% 11.6%
Earnings Per Share 0.95 $                0.95 $                1.52 $                2.06 $                2.60 $                28.7%
Growth 22.0% 0.1% 60.3% 35.5% 26.4%

7.8%
11.4%
0.0%
5.0%
10.0%
15.0%
20.0%
2003 2004 2005 2006 2007 2008 2009 2010 2011
Management Base Case Management Upside Case
Historical vs. Projected Performance
17.3%
19.9%
5.0%
10.0%
15.0%
20.0%
25.0%
2003 2004 2005 2006 2007 2008 2009 2010 2011
Management Base Case Management Upside Case
EBIT Margin
Free Cash Flow Margin (a)
(a) Defined as Cash Flow from Operations less Cash Flow from Investing Activities (excludes acquisition expenditures and includes additions to capital leases) as a % of total revenue.

Projected results are anticipated to greatly improve versus historical performance, especially as it relates to capital efficiency and margin improvement from offshoring activities
Historical Financial Performance vs. Forecasts
(a) Defined as Cash Flow from Operations less Cash Flow from Investing Activities excluding acquisition expenditures and including additions to capital leases.
Forecast
Historical Base Case Mgmt. Plan
5-Year '03 - '07 '07 - '11 '07 - '11
Revenue CAGR 9.9% 7.3% 7.3%
EBITDA CAGR 13.3% 5.6% 8.2%
Average EBITDA Margin 26.4% 26.8% 27.9%
EBIT CAGR 18.5% 17.6% 21.9%
Average EBIT Margin 10.3% 14.4% 15.5%
EPS CAGR 17.3% 24.0% 28.7%
Capex as % of Revenue (2007 vs. 2011) 16.1% 9.1% 9.1%
Salaries & Benefits as % of Revenue (2007 vs. 2011) 40.8% 39.1% 33.5%
ROIC (2007 vs. 2011) 7.7% 14.3% 16.5%
FCF as % of Revenue
(a)
(2007 vs. 2011) 3.8% 7.8% 11.4%
(EBITDA - Capex) as % of Revenue 10.5% 15.6% 16.7%

Comparison of Projected Financial Performance
(a) EBITDA less Capital Lease Principal and Interest Payments less Purchased Software Licenses less Capitalization of Deferred Expenses.
(Dollars in Millions, Except per Share)
The financial outlook for APPLE’s business has changed over the last sixteen months since the December 2005 Board of Director’s meeting when APPLE considered QUAIL’s $25.00 per share proposal
December 2005 BOD Presentation ($25.00 QUAIL Offer) Current Situation ($26.50 QUAIL Offer)
For the Projected Year Ending March 31, CAGR For the Projected Year Ending March 31, CAGR
2006 2007 2008 2009 2010 '06-'10 2007 2008 2009 2010 2011 '07-'11
Revenue 1,334.1 $ 1,465.9 $ 1,609.8 $ 1,786.7 $ 1,965.6 $ 10.2% 1,395.8 $ 1,465.4 $ 1,561.9 $ 1,700.2 $ 1,853.0 $ 7.3%
Growth 9.1% 9.9% 9.8% 11.0% 10.0% 4.7% 5.0% 6.6% 8.9% 9.0%
EBITDA 375.3        428.8        481.4        546.8        624.9        13.6% 394.6        391.5        410.7        442.6        491.5        5.6%
Margin 28.1% 29.3% 29.9% 30.6% 31.8% 28.3% 26.7% 26.3% 26.0% 26.5%
Adjusted EBITDA (a)
184.4        239.7        303.8        383.8        454.7        25.3% 203.0        224.1        269.3        304.7        359.9        15.4%
Margin 13.8% 16.4% 18.9% 21.5% 23.1% 14.5% 15.3% 17.2% 17.9% 19.4%
EBIT 148.9        198.9        246.5        310.4        378.5        26.3% 167.3        189.0        221.1        267.7        320.3        17.6%
Margin 11.2% 13.6% 15.3% 17.4% 19.3% 12.0% 12.9% 14.2% 15.7% 17.3%
Net Income 73.2          101.2        132.5        175.0        219.6        31.6% 80.1          82.7          111.1        146.8        185.6        23.4%
Margin 5.5% 6.9% 8.2% 9.8% 11.2% 5.7% 5.6% 7.1% 8.6% 10.0%
Earnings per Share 0.83 $       1.12 $       1.46 $       1.92 $       2.40 $       30.5% 0.95 $       1.02 $       1.36 $       1.78 $       2.24 $       24.0%
Growth 12.4% 35.7% 30.2% 31.3% 24.8% 22.0% 7.7% 33.4% 31.2% 25.5%

Actual Results vs. Initial Budget
(Dollars in Millions)
Variance
2003 Budget Actual $ %
Revenue 983.4 $    958.2 $    (25.2) $   -2.6%
EBIT 124.1        84.8          (39.3)      -46.4%
2004
Revenue 1,014.6 $ 1,010.8 $ (3.8) $     -0.4%
EBIT 103.8        104.2        0.4          0.4%
2005
Revenue 1,257.7 $ 1,223.0 $ (34.6) $   -2.8%
EBIT 140.3        121.2        (19.1)      -15.8%
2006
Revenue 1,357.7 $ 1,332.6 $ (25.1) $   -1.9%
EBIT 151.2        140.6        (10.6)      -7.6%
2007
Revenue 1,428.9 $ 1,395.8 $ (33.1) $   -2.4%
EBIT 185.2        167.3        (17.9)      -10.7%

III. Strategic Considerations * * * * * * * * * *

Summary of Strategic Alternatives
Status Quo
Leveraged
Recapitalization
Significant Equity
Investment
Transformational
Acquisition
Continue executing on
vision
Long-term beneficiary
of increasing financial
performance given:
– Segment
realignment
– Investment
scenarios
– Offshoring
opportunities
– Improved free
cash flow over the
long term
Diversifies
operational risk and
accelerates business
into high growth
areas
Synergy realization
Fortify key areas of
concern over the
long-term (i.e., data)
Favorable credit
markets
Short-term cash
distribution via
dividend or share
repurchase
Retain long-term
equity upside
Potential operating /
revenue synergies
with partner
Cash infusion
available to distribute
to shareholders or
retain to fund
investment scenarios
Validation of long-
term strategy
Quarterly earnings
pressure driven by
slow down in
financial services and
investment in
growing business
segments
Significant
investment / labor
reengineering
projects to undertake
over near term
– Complexity of
execution
interjects risk
Execution risk
Will require
significant amount of
leverage or ceding of
significant ownership
stake to target
Will likely be very
competitive process
APPLE stock
currency is cheap
compared to deal
multiples
Typically, near term
pressure on
acquiror’s share price
Cultural fits
Operating as higher
leveraged company
with investments to
be made to drive
long-term growth
Negative perception
that Company has
exhausted all other
value-creating
investment
opportunities
May change Board
composition or
change the strategic
direction
Minimize future exit
opportunities
Lack of control
premium
Day-to-day operations
may be effected
depending on partner
strategy / conflicts
Potential impact on
customers
Difficult to negotiate
value and business
relationship
Sale of Company
Acquisition premium
Public shareholders
receive liquidity today
vs. waiting for future
benefits to
materialize
Tap into robust credit
and private equity
markets
Potential failed
process, and resulting
consequences to
ongoing operations
Present shareholders
do not realize benefit
should future
investment scenarios
materialize

Status Quo – Base Case
Note: Equity Value for Adjusted EBITDA and EBIT assumes the applied enterprise multiple less net debt plus option proceeds.
(a) Based on the 30-day trading average stock price.
(b) Assumes option proceeds of $227.9 million and 89.9 million shares and options outstanding. Stock prices are for illustrative purposes only.
(c) As of 3/31/07.  Discount rate based on cost of equity of 14.5%.
(Dollars in Millions, Except per Share)
APPLE, as a public company, may continue to build value by executing its long-term business strategy across its core and emerging business segments
Implied “potential future” equity value per share are as of the end of the applicable fiscal period
APPLE LTM Fiscal Year Ending March 31,
Multiple (a) 2008 2009 2010 2011
Adjusted EBITDA 224 $               269 $               305 $               360 $
Equity Value per Share (b)
12.4x 26.92 $            34.80 $            41.38 $            50.94 $
EBIT 189 $               221 $               268 $               320 $
Equity Value per Share (b)
15.0x 27.64 $            34.65 $            44.15 $            54.88 $
Earnings Per Share 1.02 $              1.36 $              1.78 $              2.24 $
Equity Value per Share 23.6x 24.02 $            32.05 $            42.03 $            52.74 $
Average Future Equity Value per Share 26.20 $            33.83 $            42.52 $            52.85 $
Present Value of Share Price (c)
22.88 $            25.80 $            28.32 $            30.75 $

Status Quo – Management Upside Plan
(Dollars in Millions, Except per Share)
Pursuit of potential cost savings initiatives through additional offshoring and geographic reorganization could drive long-term margin expansion, but have a near-term negative earnings impact in a public scenario
Implied “potential future” equity value per share are as of the end of the applicable fiscal period
Note: Equity Value for Adjusted EBITDA and EBIT assumes the applied enterprise multiple less net debt plus option proceeds.
(a) Based on the 30-day trading average stock price.
(b) Assumes option proceeds of $227.9 million and 89.9 million shares and options outstanding. Stock prices are for illustrative purposes only.
(c) As of 3/31/07.  Discount rate based on cost of equity of 14.5%.
APPLE LTM Fiscal Year Ending March 31,
Multiple (a) 2008 2009 2010 2011
Adjusted EBITDA 215 $               291 $               342 $               409 $
Equity Value per Share (b)
12.4x 25.61 $            37.72 $            46.46 $            57.70 $
EBIT 179 $               242 $               305 $               369 $
Equity Value per Share (b)
15.0x 26.05 $            38.20 $            50.31 $            63.09 $
Earnings Per Share 0.95 $              1.52 $              2.06 $              2.60 $
Equity Value per Share 23.6x 22.33 $            35.79 $            48.49 $            61.28 $
Average Future Equity Value per Share 24.66 $            37.24 $            48.42 $            60.69 $
Present Value of Share Price (c)
21.54 $            28.40 $            32.26 $            35.31 $

ABACUS

TALX

DIGITAS

KNIGHTSBRIDGE

DoubleClick

veda ADVANTAGE

aQuantive

SERASA

FairIsaac

CATALINA MARKETING

24/7 REALMEDIA

infoUSA Sales Solutions

Stephens Inc.
Investment Bankers

Transformational Acquisition
APPLE may also build long-term value through a strategic acquisition that accelerates the
Company into new growth areas, shores up key areas of weakness or capitalizes on the
Company’s core strengths
–
Expansion into the digital, risk, consulting and data segments
Market for strategic assets has been robust with both strategic and financial buyers willing to pay significant premiums related to potential synergy achievement and favorable financing terms and conditions
–
Google / DoubleClick – 10.0x revenue, 34.0x EBITDA
–
Pacific Equity Partners & Merrill Lynch / Veda Advantage – 6.3x revenue, 13.6x EBITDA
Many potential transformational partners have been acquired or are rumored to be in a sales process:
Other Considerations:
–
Cultural fit
–
Increased leverage or
significant distribution of
shares
–
Near-term dilution
–
Integration / Execution risk

Leveraged Recapitalization: Dividend
Given the strength of APPLE’s balance sheet and expected cash flow, the Company could raise additional debt and return capital to shareholders via a one-time cash dividend
Aggressive lending markets have recently led to:
–
Ability to obtain higher amounts of senior leverage
–
Competitive pricing
Allows shareholders to gain short-term liquidity and retain equity upside
These debt levels increase operational risks and limit the Company’s ability to make strategic acquisitions and other investments
The table below illustrates the potential per share dividend available after a Leveraged
Recapitalization of various debt levels
(Dollars in Millions, Except per Share)
(a) Assumes APPLE’s 2008E P/E multiple of 24.0x for illustrative purposes.
Leverage Amount:
1st Lien Note 800 $          900 $          1,000 $       1,000 $       1,000 $
Senior Subordinated Note - - - 100 200
Existing Capital Lease 122 122 122 122 122
Total 922 $          1,022 $       1,122 $       1,222 $       1,322 $
Proceeds Available for Dividend (after expenses):
Total 157 $          255 $          354 $          452 $          549 $
Per Share 2.00 $         3.26 $         4.52 $         5.76 $         7.01 $
Current Yield 8.2% 13.3% 18.5% 23.5% 28.6%
2008 Base Case EPS 1.02 $         1.02 $         1.02 $         1.02 $         1.02 $
2008 Pro Forma EPS 0.94 0.88 0.82 0.74 0.67
Accretion - $ (0.08) $        (0.14) $        (0.20) $        (0.27) $        (0.35) $
Accretion - % -8.1% -13.8% -19.5% -26.9% -34.3%
Implied Price per Share (a) 22.50 $       21.10 $       19.70 $       17.89 $       16.08 $
Pro Forma Adjusted EBITDA Leverage Multiples:
1st Lien Note 3.0x 3.3x 3.7x 3.7x 3.7x
Senior Subordinated Note 0.0  0.0  0.0  0.4  0.7
Existing Capital Lease 0.5  0.5  0.5  0.5  0.5
Total 3.4x 3.8x 4.2x 4.5x 4.9x
Pro Forma Coverage Ratios:
EBITDA / Net Interest Expense 3.9x 3.5x 3.2x 2.9x 2.6x
Fixed Charge Coverage Ratio 1.24x 1.19x 1.14x 1.09x 1.05x

Recent One-Time Special Dividends
Stephens analyzed the impact of selected one-time special dividends completed since 2005
–
Market Capitalization greater than $100 million
–
Dividend greater than $0.50 per share
The companies analyzed:
–
Issued dividends with a median current yield of 12.5% (mean of 20.3%)
–
Posted a median price increase on the day following the announcement of 1.7% (mean increase of 4.0%)
Source: FactSet, public filings and press releases.
(Dollars in Millions, Except per Share)
Pre-Announcement Dividend Stock Impact $ Change
Date Market Share Total Per Dividend 1 Day Post Ex. Dividend Ex-Div.
Company Announced Ex. Div. Cap Price Amount Share Yield Announce 1 Day 30 Day Date
Dean Foods 3/2/07 4/3/07 5,826.8 $      45.39 $         1,925.6 $      15.00 $         33.0% 3.6% 4.2% 13.3% (13.63) $
General Maritime 2/21/07 3/26/07 1,308.6         39.97             491.1             15.00             37.5% 8.3% 4.3% 20.2% (13.77)
Health Management Associates, Inc. 1/17/07 3/2/07 4,965.8         20.63             2,407.1         10.00             48.5% 0.2% 4.3% 16.4% (9.58)
Saks Inc. 10/3/06 12/1/06 2,327.0         17.11             544.0             4.00               23.4% 4.8% 2.2% 7.9% (3.64)
Syntel Inc. 8/15/06 8/29/06 843.7             20.74             50.8               1.25               6.0% 6.8% 0.3% 6.1% (1.18)
USA Mobility Inc. 6/7/06 6/28/06 544.0             19.99             81.6               3.00               15.0% 2.7% 3.4% 10.4% (2.47)
Cablevision System 4/7/06 4/25/06 6,082.3         27.00             2,252.7         10.00             37.0% 0.9% 5.8% 9.5% (8.94)
TOP Tankers Inc. 4/6/06 4/12/06 341.5             12.16             70.2               2.50               20.6% 1.6% -2.5% -18.1% (2.75)
TOP Tankers Inc. 3/13/06 3/28/06 388.1             13.82             140.4             5.00               36.2% 23.6% 7.7% -22.0% (4.02)
Todd Shipyards Corp. 3/27/06 6/1/06 153.2             28.25             21.7               4.00               14.2% 7.1% 1.4% -19.9% (3.60)
Whole Foods Market Inc. 11/9/05 1/11/06 9,853.3         72.50             292.2             2.15               3.0% -3.7% 0.1% -14.7% (2.08)
Aldila Inc. 11/18/05 11/30/05 125.0             24.38             5.1                 1.00               4.1% 1.2% 1.2% 2.1% (0.69)
USA Mobility Inc 11/9/05 11/29/05 662.6             24.70             40.8               1.50               6.1% 5.8% 0.2% 5.9% (1.44)
Park Electrochemical Corp. 10/19/05 11/10/05 493.6             24.78             19.9               1.00               4.0% 1.1% 3.8% 1.0% (0.06)
Steven Madden Ltd. 11/2/05 11/9/05 337.9             17.57             12.9               0.67               3.8% -1.8% 2.8% 11.4% (0.17)
Duke Realty Corp. 10/26/05 11/9/05 4,804.1         33.62             150.0             1.05               3.1% -1.5% 0.6% 3.9% (0.86)
Cutter & Buck Inc. 10/19/05 10/31/05 137.6             12.26             15.0               1.34               10.9% 1.9% 4.0% 2.1% (0.87)
Pharmaceutical Product Development Inc. 10/5/05 10/13/05 3,277.0         28.94             118.9             1.05               3.6% -5.0% 3.5% 8.2% (0.10)
Aldila Inc. 5/18/05 6/3/05 117.9             23.00             5.6                 1.10               4.8% -1.3% -1.5% -9.6% (1.43)
Syms Corp. 4/7/05 4/25/05 198.4             13.15             15.1               1.00               7.6% 3.4% -1.1% 5.6% (1.14)
Atlantis Plastics Inc. 3/23/05 4/11/05 100.1             18.01             69.5               12.50             69.4% 29.9% 12.3% -25.6% (11.42)
Fidelity National Financial 12/10/04 3/29/05 7,368.4         44.70             1,648.4         10.00             22.4% 1.0% 7.1% 1.9% (7.15)
Gentek Inc. 2/28/05 3/17/05 489.3             48.45             313.1             31.00             64.0% -0.4% 5.3% -21.2% (30.10)
Liberty Corp. 2/8/05 3/11/05 736.0             39.85             73.9               4.00               10.0% 6.1% -0.6% 0.3% (4.25)
Median 12.5% 1.7% 3.1% 3.0%
Mean 20.3% 4.0% 2.9% -0.2%

Leveraged Recapitalization: Share Repurchase
(Dollars in Millions, Except per Share)
APPLE could also utilize its balance sheet and cash flow prospects to raise additional debt and repurchase shares in the open market or through a tender offer
(a) Assumes APPLE’s 2008E P/E multiple of 25.5x based on $26.00 purchase price for illustrative purposes.
Leverage Amount:
1st Lien Note 800 $          900 $          1,000 $       1,000 $       1,000 $
Senior Subordinated Note - - - 100 200
Existing Capital Lease 122 122 122 122 122
Total 922 1,022 1,122 1,222 1,322
Less: Existing Debt (756) (756) (756) (756) (756)
Less: Estimated Expenses (10) (11) (13) (15) (18)
Proceeds Available for Share Repurchase 157 $          255 $          354 $          452 $          549 $
Shares Purchased @ $26.00 6.0 9.8 13.6 17.4 21.1
% of Shares Outstanding 7.7% 12.5% 17.4% 22.2% 27.0%
2008 Base Case EPS 1.02 $         1.02 $         1.02 $         1.02 $         1.02 $
2008 Pro Forma EPS 1.01 1.00 0.98 0.95 0.90
Accretion - $ (0.01) $        (0.02) $        (0.03) $        (0.07) $        (0.11) $
Accretion - % -0.8% -2.0% -3.3% -7.1% -11.2%
Implied Price per Share (a)
25.80 $       25.48 $       25.13 $       24.17 $       23.08 $
Pro Forma Adjusted EBITDA Leverage Multiples:
1st Lien Note 3.0x 3.3x 3.7x 3.7x 3.7x
Senior Subordinated Note 0.0  0.0  0.0  0.4  0.7
Existing Capital Lease 0.5  0.5  0.5  0.5  0.5
Total 3.4x 3.8x 4.2x 4.5x 4.9x
Pro Forma Coverage Ratios:
EBITDA / Net Interest Expense 3.9x 3.5x 3.2x 2.9x 2.6x
Fixed Charge Coverage Ratio 1.24x 1.19x 1.14x 1.09x 1.05x

Significant Equity Investment
APPLE may sell a large equity stake to a strategic or financial partner to pursue acquisitions, make investments or partially fund a cash distribution to shareholders
The table below illustrates the potential proceeds available for corporate use after an equity investment, assuming no additional leverage
Assumes a preferred structure will be desirable to achieve a market premium
(Dollars in Millions)
Preferred Equity Investment 250 $           500 $           750 $           1,000 $        1,250 $
Ownership:
Current Shareholders 89.3% 80.7% 73.6% 67.6% 62.6%
New Shareholders 10.7% 19.3% 26.4% 32.4% 37.4%
Share Count:
Currrent Shares Outstanding 78.3             78.3             78.3             78.3             78.3
New Shares Issued (20% Premium to 30 Day Avg.) 9.4               18.8             28.1             37.5             46.9
Pro Forma Shares Outstanding 87.7             97.1             106.5           115.9           125.3

IV. Share Price Considerations * * * * * * *

Share Price
Volume in Thousands

Stephens Inc.
Investment Bankers

LTM APPLE Share Price Performance
5/17/06:
Announced Jeffrey W. Ubben will join the Company’s Board
of Directors.
E
8/7/06:
Announced the final results of the Company’s Dutch Auction
Self Tender in which 11.1 million shares of common stock
were purchased at a price of $25.00 per share.
F
9/18/06:
G
H
10/25/06: Announced revenue of $348.3 million and EPS of $0.25 for the Q2 2007 vs. consensus EPS of $0.23.
10/31/06: Announced the opening of new data center in greater
Toronto area.
A
Announced revenue of $1.3 billion and EPS of $0.74 for the
FYE 2006 vs. consensus EPS of $0.75
C
9/22/06: Announced the election of R. Halsey Wise, President and
CEO of Intergraph Corporation, to the Company’s Board of
Directors.
I
1/5/07: Announced the acquisition of retail business solutions provider, Equitec. The Company expects the transaction to
be accretive in 2008.
J
1/24/07: Announced revenue of $352.8 million and EPS of $0.31 for the Q3 2007 vs. consensus EPS of $0.32.
K
2/6/07: Announced resignation of Frank Cotroneo as Company’s
CFO and the appointment of Rodger Kline as interim CFO.
5/11/06 6/20/06 7/31/06 9/8/06 10/20/06 11/29/06 1/9/07 2/16/07 3/30/07 5/11/07
$20.00
$22.00
$24.00
$26.00
$28.00
0
1,000
2,000
3,000
4,000
5,000
6,000
A
B
C
D
E
F
G
H
I
J
K
L
M
Announced revenue of $336.7 million and EPS of $0.20 for
the Q1 2007 vs. consensus EPS of $0.17.
7/26/06:
B
Announced adjustments to the Company’s Road Map
earnings target as a result of an increase in options
exercised, non-financial advisory fees related to the proxy
contest, share repurchase through DAST, an increase in
incremental interest expense, and a higher effective tax rate.
8/31/06:
D
(May 11, 2006 – May 11, 2007)
L
3/29/07: Announced the acquisition of Harbinger Technologies Group, an international consulting and technology that specializes
serving homeland defense, national security and the
prevention of international terrorism.
M
4/3/07: Announced the acquisition of Kefta, a leader in real-time, dynamic personalization solutions for the Internet.
52-Week High (9/13/06) 25.86 $
52-Week Low (3/5/07) 21.00
30-Day Average 22.31
90-Day Average 22.61

Share Price
Volume in Thousands

Stephens Inc.
Investment Bankers

5/11/02 11/29/02 6/20/03 1/9/04 7/30/04 2/18/05 9/9/05 3/31/06 10/20/06 5/11/07
$10.00
$12.00
$14.00
$16.00
$18.00
$20.00
$22.00
$24.00
$26.00
$28.00
0
5,000
10,000
15,000
20,000
25,000
30,000
Historical 5 Year APPLE Performance
(May 11, 2002 – May 11, 2007)
5 Year High - $26.91
(12/31/04)
5 Year Low - $12.25
(10/30/02)

Forward P/E Multiples
10.0x
15.0x
20.0x
25.0x
30.0x
35.0x
5/11/02 3/12/03 1/08/04 11/05/04 8/19/05 3/16/06 10/11/06 5/8/07
Trailing EBIT Multiples
5.0x
10.0x
15.0x
20.0x
25.0x
30.0x
35.0x
40.0x
5/11/02 3/12/03 1/08/04 11/05/04 8/19/05 3/16/06 10/11/06 5/8/07
Source: Capital IQ.
(a) Based on consensus estimates.
APPLE LTM EBITDA and Forward P/E Multiples
(May 11, 2002 – May 11, 2007)
3 Year Mean of 23.2x
5 Year Mean of 22.9x
Currently at 24.0x (a)
Offer Multiple of 26.0x
3 Year Mean of 18.4x
5 Year Mean of 19.2x
Currently at 16.1x
Offer Multiple of 17.2x

APPLE – 5 Year Trading Histogram
# of Shares Traded
Price Days Average Total at or
Range Traded Volume Volume Below Range Distribution of Total Volume Traded
$26.51 - $27.00 7          393,526     2,754,683         100.0%
$26.01 - $26.50 55        504,437     27,744,056       99.7%
$25.01 - $26.00 89        510,077     45,396,862       96.5%
$24.01 - $25.00 135      671,501     90,652,600       91.3%
$12.00 - $24.00 972      727,227     706,864,259     80.9%
Total 1,258   694,287     873,412,460
Weighted Average Price 19.90 $
Current Price 5/11/07 24.49 $
80.9%
10.4%
5.2%
3.2%
0.3%
0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0%
(May 11, 2002 – May 11, 2007)

Actual Results vs. Consensus Estimates
(Dollars in Millions, Except per Share)
Note: Gray shading indicates missed revenue and/or EPS estimates, or revised guidance downwards.
Source: Bloomberg and FactSet.
(a) FY04 and FY05 revenue estimates per Stephens Inc. research.
Nine of the last sixteen quarters, APPLE has either missed consensus Revenue or EPS guidance and/or revised guidance downwards
Actual Estimated % Difference Share Price Reaction Road Map / Outlook
Rev. EPS
Rev. (a)
EPS Rev. EPS 1 Day 5 Day 30 Day Comments Updates
FY 07
Q4
357.9 $ 0.20 $ 355.7 $ 0.20 $ 0.6% 0.0% N/A N/A N/A N/A Expect to issue 2008 EPS guidance of $0.97 - $1.07 vs.
consensus estimates of $1.12
Q3 352.8 0.31 365.3 0.32 -3.4% -2.5% -10.0% -7.5% -10.1% Slower than expected revenue growth Reduced guidance for balance of the year
Q2 348.3 0.25 354.5 0.23 -1.7% 7.0% -0.2% -0.6% -0.7%
Solid performance and good positioning for
successful second half of the fiscal year
None
Q1 336.7 0.20 333.8 0.17 0.9% 15.9% -0.3% 0.0% 1.2%
In line with long-term Financial Road Map None
FY06
Q4 344.3 $  0.26 $ 347.7 $ 0.26 $ -1.0% -1.2% -2.7% -2.9% -3.8%
Within fiscal year Financial Road Map None
Q3 347.4 0.31 338.9 0.25 2.5% 25.5% 4.2% -0.5% 6.5% Better-than-expected margins Lowered international operating margins; added FY07 estimates
Q2 330.5 0.20 322.1 0.15 2.6% 30.0% 3.1% 8.5% 17.0%
Pre-tax charges of $15.8mm related to restructuring;
announced signing of large, new deals
None
Q1 310.3 0.07 310.0 0.09 0.1% -21.1% -0.9% -2.6% -5.8%
Pre-announced shortfall in revenue and earnings;
announced $14-$16mm of savings
Lowered FY06 international revenue growth estimates
FY05
Q4 322.5 $  0.16 $ 308.7 $ 0.21 $ 4.5% -23.8% -13.2% -11.9% 11.8%
Solid U.S. operations growth and disappointing
growth of the international business
Increased FY06 U.S. rev. growth est. and decreased
international revenue growth and operating margins estimates for both segments
Q3 312.4 0.24 309.8 0.25 0.8% -4.0% -5.7% -5.9% -4.6% Improved operating margin of the international operations
Lowered FY05 revenue growth and international operating
margins, increased U.S. operating margins; added FY06
estimates
Q2 299.1 0.20 293.1 0.18 2.1% 11.1% 6.1% 6.2% 14.3% High growth of the U.S. operations None
Q1 289.0 0.14 278.8 0.14 3.6% 0.0% -3.2% -3.7% -3.6%
In line with Financial Road Map None
FY04
Q4 277.8 $  0.17 $ 263.1 $ 0.17 $ 5.6% 0.0% 2.2% 0.5% 11.5%
Reported in-line results Introduced Financial Road Map
Q3 255.2 0.22 248.1 0.19 2.9% 15.8% -0.6% -0.9% 3.0% Strong pipeline with new contract that delivers $49mm in annual revenue
Increased FYE04 revenue estimate and decreased EPS
estimate
Q2 241.1 0.13 250.0 0.13 -3.6% 0.0% -2.6% -2.6% -1.5% Revenue in low range of expectations; EPS in the low range of previous estimates
Lowered FYE04 revenue estimate
Q1 236.7 0.05 237.3 0.05 -0.3% 0.0% -6.4% -7.4% -5.9% Continued revenue and earnings guidance for Q1 and
FY04
Decreased revenue outlook for FY04 and increased EPS
estimates

Last Target Revenue EPS
Firm Recommendation Report Date Price 2007E 2008E 2007E 2008E
Credit Suisse Underperform 2/7/07    24.00 $     1,391.0 $ 1,434.8 $    0.96 $      1.11 $
Stephens Inc. Equal-Weight 1/25/07 28.00           1,397.6    1,505.2    0.96         1.18
William Blair & Company Market Perform 1/25/07 --- 1,392.7    1,459.3    0.96         1.05
Piper Jaffray Market Perform 1/25/07 23.00           1,392.5    1,446.6    0.97         1.13
Robert W. Baird & Co. Neutral 1/25/07 26.00           1,393.8    1,480.7    0.91         1.10
Lehman Brothers Overweight / Neutral 1/25/07 23.50           --- --- --- ---
ThinkEquity Partners Hold 1/25/07 21.00           1,393.8    1,465.8    0.94         1.00
Mean 24.25 $        1,393.6 $ 1,465.4 $ 0.95 $      1.10 $
Median 24.30           1,393.3    1,462.6    0.96         1.11
IBES 1,393.9 $ 1,470.3 $ 0.95 $      1.12 $
APPLE Internal Estimates 1,395.8    1,453.7    0.95         1.02
APPLE Equity Research Coverage
(Dollars in Millions, Except per Share)
“We believe the risk of near-term numbers is lower now that APPLE has revised their Roadmap (as of Q3 report).  That said we do not expect much upside to revenues in the near term given the macro environment (tough demand for traditional marketing services) and
APPLE’s exposure to financial services and in particular major credit card providers.” – Brandon Dobell, Credit Suisse, 2/6/07.
“We continue to believe that APPLE is positioned for solid, sustainable growth over the long term driven by: 1) increasing demand for data integration and targeted-marketing capabilities, 2) international expansion opportunities, 3) improving sales productivity as more consultative sales efforts mature, and 4) a broadening service offering including digital marketing and risk management solutions among others.” – Mark A. Bacurin, Robert W. Baird & Co., 1/25/07.
Estimates
Commentary

V. Valuation Analysis * * * * * * * * *

Comparable Publicly-Traded Company Analysis
–
Reviewed trailing and forward trading multiples of Adjusted EBITDA, EBIT and Cash EPS of publicly-traded information technology companies relative to growth, margins, returns, strategic/competitive position and financial condition
Comparable Transaction Analysis
–
Reviewed recent transactions involving similar companies to APPLE and examined multiples paid relative to strategic/synergistic opportunities, operating performance of the target and transaction circumstances
Sum-of-the-Parts
–
Reviewed trailing trading multiples of Revenue, EBITDA and EBIT for publicly-traded comparable companies to each of APPLE’s business segments and applied those multiples to each segment’s results
Leverage Buyout Analysis
–
Utilized APPLE’s 4-year projection model, estimated current debt capacity, and a range of private equity returns expected in similar sized transactions (20% – 25%) to derive a current valuation range
Discounted Cash Flow Analysis
–
Derived a current valuation by discounting the expected future annual cash flows generated by the APPLE
Management Case projection model and a 10% discount to the Management Base Case model including a terminal valuation. A range of terminal values was determined by applying exit multiples of 11.0x to 13.0x to projected March 31, 2011 Adjusted EBITDA
–
Utilized APPLE’s weighted average cost of capital (WACC) of approximately 11 - 12%
Stephens also has examined other valuation metrics (book value, liquidation value, etc.) which we deemed not relevant to this analysis
Stephens based its valuation range on APPLE’s historical financial performance, base case projections developed by Management and the following valuation methodologies:
Valuation Analysis

Implied Per Share Valuation Range
Based on Base Case financial projections developed by management for fiscal 2007 – 2011E
Proposal Price
$26.50
30-Day
Average
Price $22.31
Indicates Mgmt.
Upside Case
Adjusted EBITDA Multiple of:
11.0x - 12.5x
EBIT Multiple of:
12.0x - 14.0x
Cash PE Multiple of:
18.0x - 20.0x
Adjusted EBITDA Multiple of:
10.5x - 12.0x
EBIT Multiple of:
11.0x - 13.0x
Cash PE Multiple of:
16.0x - 19.0x
LTM 3/31/07 Adjusted EBITDA Multiple of:
11.5x - 13.0x
LTM 3/31/07 EBIT Multiple of:
15.0x - 18.0x
LTM 3/31/07 Revenue, EBITDA and EBIT
Multiples
4-Year Equity IRR between
20.0% - 25.0%
11.0% - 12.0% Discount with a Terminal Multiple
of 11.0x - 13.0x of Adjusted EBITDA
11.0% - 12.0% Discount with a Terminal Multiple
of 11.0x - 13.0x of Adjusted EBITDA
Fiscal Year Ending
3/31/08 Trading
Comparables
Fiscal Year Ended
3/31/07 Trading
Comparables
52 Week Trading Range
Acquisition
Comparables
Private Market /
LBO
DCF: Management
Base Case
Sum-of-the-Parts
DCF: Haircut to
Base Case
$19.38
$16.87
$18.14
$17.67
$17.06
$20.51
$25.83
$24.95
$21.00
$22.77
$24.53
$23.89
$28.03
$27.81
$33.74
$36.79
$28.26
$21.37
$20.79
$22.45
$34.71
$29.80
$30.76
$25.86
$21.88
$32.83
$20.26
$20.15
$20.59
$10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00

Trading Comparables
(Dollars in Millions, Except per Share)
Note: Financial information per Wall Street research.
(a) Pro Forma TALX acquisition.
(b) Pro Forma Opinion Research acquisition.
(c) APPLE’s 2007E – 2008E financial information is based on fiscal year 3/31/08 and 3/31/09, respectively. Projections provided by the Company.
Ticker Price Equity Enterprise Enterprise Value / EBITDA Enterprise Value / EBIT Price / Cash EPS Total Debt /
Company Name Symbol 5/11/07 Value Value LTM 2007E 2008E LTM 2007E 2008E LTM 2007E 2008E LTM EBITDA
Equifax Inc. (a)
EFX 41.15 $      6,092.1 $   6,942.5 $   616.4 $      662.2 $      741.1 $      471.0 $      555.5 $      595.5 $      2.23 $         2.24 $         2.60 $         1.4x
11.3x 10.5x 9.4x 14.7x 12.5x 11.7x 18.5x 18.4x 15.8x
33.3% 34.6% 34.9% 25.5% 29.0% 28.1%
The Dun & Bradstreet Corporation DNB 95.05          5,864.9      6,209.5      472.6 $      528.0 $      575.8 $      436.4 $      476.0 $      528.0 $      4.06 $         4.71 $         5.31 $         1.1x
13.1x 11.8x 10.8x 14.2x 13.0x 11.8x 23.4x 20.2x 17.9x
30.4% 32.4% 33.2% 28.0% 29.2% 30.4%
Alliance Data Systems Corporation ADS 62.88          5,104.1      6,357.0      541.3 $      614.8 $      661.1 $      404.3 $      453.0 $      493.8 $      3.39 $         3.60 $         4.05 $         2.9x
11.7x 10.3x 9.6x 15.7x 14.0x 12.9x 18.6x 17.5x 15.5x
26.1% 26.8% 26.4% 19.5% 19.8% 19.7%
ChoicePoint Inc. CPS 38.83          3,079.0      3,499.7      336.3 $      347.8 $      372.7 $      263.4 $      272.6 $      295.6 $      1.98 $         2.07 $         2.36 $         2.2x
10.4x 10.1x 9.4x 13.3x 12.8x 11.8x 19.6x 18.8x 16.4x
31.7% 30.9% 31.1% 24.8% 24.2% 24.7%
Fair Isaac Corporation FIC 36.03          2,099.2      2,296.3      259.3 $      235.3 $      261.6 $      207.9 $      182.9 $      218.5 $      2.61 $         2.33 $         2.57 $         2.3x
8.9x 9.8x 8.8x 11.0x 12.6x 10.5x 13.8x 15.5x 14.0x
31.5% 29.4% 31.3% 25.2% 22.9% 26.2%
Harte-Hanks, Inc. HHS 25.98          1,994.1      2,154.8      225.5 $      239.1 $      249.9 $      189.9 $      201.1 $      210.9 $      1.45 $         1.57 $         1.73 $         0.9x
9.6x 9.0x 8.6x 11.3x 10.7x 10.2x 17.9x 16.6x 15.0x
19.0% 19.0% 18.9% 16.0% 16.0% 15.9%
infoUSA Inc. (b)
IUSA 10.10          562.8          828.8          101.9 $      112.1 $      123.8 $      66.1 $         73.2 $         83.7 $         0.51 $         0.78 $         0.88 $         0.4x
8.1x 7.4x 6.7x 12.5x 11.3x 9.9x 19.7x 13.0x 11.5x
17.3% 17.8% 19.0% 11.2% 11.6% 12.8%
Summary of Market Multiples:
Maximum 13.1x 11.8x 10.8x 15.7x 14.0x 12.9x 23.4x 20.2x 17.9x 2.9x
Minimum 8.1  7.4  6.7  11.0  10.7  9.9  13.8  13.0  11.5  0.4
Mean 10.4x 9.8x 9.0x 13.3x 12.4x 11.3x 18.8x 17.1x 15.2x 1.6x
Median 10.4  10.1  9.4  13.3  12.6  11.7  18.6  17.5  15.5  1.4
Mean (Excluding Min and Max) 10.4  9.9  9.2  13.2  12.5  11.2  18.8  17.3  15.4  1.9
Margins:
Mean 27.0% 27.3% 27.8% 21.5% 21.8% 22.5%
Median 30.4% 29.4% 31.1% 24.8% 22.9% 24.7%
APPLE (c)
ACXM 24.49 $      1,977.8 $   2,695.9 $   203.0 $      224.7 $      270.1 $      167.3 $      189.0 $      221.1 $      1.01 $         1.07 $         1.40 $         2.8x
13.3x 12.0x 10.0x 16.1x 14.3x 12.2x 24.3x 22.9x 17.5x
14.5% 15.3% 17.3% 12.0% 12.9% 14.2%

Comparable Company Operating Metrics
(Dollars in Millions)
(a) Pro Forma TALX acquisition.
(b) Pro Forma Opinion Research acquisition.
(c) EBITA / Average Assets (defined as Total Assets – Cash + Accumulated Amortization)
(d) Tax-effected EBITA (defined as Operating Income + Intangible Amortization + Imputed Interest on Operating Leases) / Average Capital
Deployed (defined as Total Assets - Cash – Current Operating Liabilities + Accumulated Intangible Amortization + NPV of Operating Leases).
Equity Enterprise LTM FCF Returns Revenue /
Company Name Value Value EBITDA % of Rev D&A % of Rev Inv. Act. % of Rev Yield
ROA (c)
ROIC (d)
FTE (000's)
Equifax Inc. (a)
6,092.1 $     6,942.5 $     616.4 $
33.3%
145.6 $
7.9%
55.9 $
3.0%
5.7% 26.2% 17.5% 372.8 $
The Dun & Bradstreet Corporation 5,864.9 $     6,209.5 $     472.6 $
30.4%
36.2 $
2.3%
16.5 $
1.1%
5.4% 26.2% 27.1% 353.7 $
Alliance Data Systems Corporation 5,104.1 $     6,357.0 $     541.3 $
26.1%
136.9 $
6.6%
101.8 $
4.9%
1.3% 14.3% 9.7% 222.7 $
ChoicePoint Inc. 3,079.0 $     3,499.7 $     336.3 $      31.7% 72.9 $       6.9% 22.1 $         2.1% 3.0% 19.5% 13.4% 202.4 $
Fair Isaac Corporation 2,099.2 $     2,296.3 $     259.3 $
31.5%
51.4 $
6.2%
34.9 $
4.2%
6.7% 17.6% 11.4% 300.9 $
Harte-Hanks, Inc. 1,994.1 $     2,154.8 $     225.5 $      19.0% 35.6 $       3.0% 30.2 $         2.5% 5.7% 21.3% 14.9% 187.6 $
infoUSA Inc. (b)
562.8 $        828.8 $        101.9 $
17.3%
35.8 $
6.1%
23.4 $
4.0%
8.6% 10.6% 8.1% 143.6 $
Summary of Market Multiples:
Maximum 33.3% 7.9% 4.9% 8.6% 26.2% 27.1% 372.8 $
Minimum 17.3% 2.3% 1.1% 1.3% 10.6% 8.1% 143.6
Mean 27.0% 5.6% 3.1% 5.2% 19.4% 14.6% 254.8 $
Median 30.4% 6.2% 3.0% 5.7% 19.5% 13.4% 222.7
APPLE 1,977.8 $     2,695.9 $     203.0 $      14.5% 227.4 $     16.3% 224.5 $      16.1% 1.8% 5.0% 7.7% 206.3 $

APPLE vs. Peer Comparison
Note: Peers include CPS, DNB, EFX, FIC, HHS and IUSA.
IT Outsourcing includes ACS, CSC, EDS and PER.
NFY Revenue Growth
5.0%
7.3%
6.5%
0.0%
2.0%
4.0%
6.0%
8.0%
10.0%
APPLE Peers IT Outsourcing
NFY EPS Growth
7.7%
9.6%
16.5%
0.0%
4.0%
8.0%
12.0%
16.0%
20.0%
APPLE Peers IT Outsourcing
LTM EBIT Margins
12.0%
21.5%
8.1%
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
APPLE Peers IT Outsourcing
FCF Margins*
* LTM Operating - Investing Activities
3.8%
13.8%
5.8%
0.0%
4.0%
8.0%
12.0%
16.0%
20.0%
APPLE Peers IT Outsourcing
ROIC
7.7%
14.6%
6.4%
0.0%
4.0%
8.0%
12.0%
16.0%
20.0%
APPLE Peers IT Outsourcing
LTM Investing Activities * (% of Rev)
* Excludes acquisitions
16.1%
3.1%
4.9%
0.0%
4.0%
8.0%
12.0%
16.0%
20.0%
APPLE Peers IT Outsourcing

Acquisition Comparables
(Dollars in Millions)
Enterprise Value / LTM
Closing Enterprise Equity LTM LTM LTM EBITDA
Date Acquiror Target Value Value Revenue EBITDA EBIT Margin
Pending Google Inc DoubleClick Inc 3,100.0 $        --- 300.0 $           90.0 $             --- 30.0%
10.3x 34.4x N/A
Pending Cerberus Capital Management Affiliated Computer Services 8,410.5           6,132.7           5,507.4           926.0              607.8              16.8%
1.5x 9.1x 13.8x
Pending Hellman & Friedman LLC Catalina Marketing Corp 1,623.9           1,559.1           466.8              158.3              119.0              33.9%
3.5x 10.3x 13.6x
Pending Pacific Equity Partners Veda Advantage Limited 759.0              641.2              120.2              55.7                47.6                46.3%
& Merrill Lynch Global Private Equity
6.3x 13.6x 15.9x
Pending Equifax Inc TALX Corp 1,401.0           1,216.4           256.8              89.9                71.1                35.0%
5.5x 15.6x 19.7x
2/1/07 Alliance Data Systems Abacus Direct Corporation 435.0              435.0              --- 38.1                --- N/A
N/A 11.4x N/A
1/29/07 Publicis Groupe SA Digitas Inc 1,228.4           1,375.7           714.7              63.7                48.6                8.9%
1.7x 19.3x 25.3x
12/4/06 infoUSA Inc Opinion Research Corp 125.7              66.0                191.3              15.3                11.2                8.0%
0.7x 8.2x 11.2x
6/9/06 Alliance Data Systems CPC Associates 70.0                70.0                --- 6.0                   --- N/A
N/A 11.7x N/A
6/9/06 Private Equity Consortium VNU N.V. 11,152.0         9,787.4           4,169.4           773.1              472.8              18.5%
2.7x 14.4x 23.6x
2/10/06 Investcorp International Inc. CCC Information Svcs Grp Inc 602.5              463.6              200.0              56.1                48.5                28.0%
3.0x 10.7x 12.4x
9/30/05 Alliance Data Systems Bigfoot Interactive 120.0              120.0              30.0                --- --- N/A
4.0x N/A N/A
9/1/05 Reed Elsevier Plc Seisint 745.0              775.0              115.0              45.0                --- 39.1%
6.5x 16.6x N/A
8/11/05 Consortium of Investors SunGard Data Systems Inc 10,844.3         10,964.9         3,555.9           1,046.6           709.6              29.4%
3.0x 10.4x 15.3x
7/13/05 Hellman & Friedman LLC DoubleClick Inc 699.0              1,101.0           301.6              58.6                23.1                19.4%
2.3x 11.9x 30.3x
5/2/05 Intl. Business Machines Corp Ascential Software Corp 655.9              1,136.6           271.9              29.0                6.9                   10.7%
2.4x 22.6x 95.4x
Maximum 10.3x 34.4x 95.4x 46.3%
Minimum 0.7  8.2  11.2  8.0%
Mean 3.8x 14.7x 25.1x 23.2%
Median 3.0  11.9  15.9  23.7%

Preliminary Segment Enterprise Valuation
(Dollars in Millions)
Based on the publicly traded comparable companies for each business line, the chart below illustrates the estimated average valuation range for each APPLE segment
-
Applied a range of comparable trading multiples based on Revenue, EBITDA and EBIT to the respective
APPLE metrics
$2,963.6
$2,443.8
Information Data
Services Products
Information
Technology
Outsourcing
Total
Enterprise
Valuation
Range
$607.4
$1,419.2
$485.8
$538.7
$599.0
$1,757.3
$250.0
$500.0
$750.0
$1,000.0
$1,250.0
$1,500.0
$1,750.0
$2,000.0

Sum-of-the-Parts Valuation – Per Share
(Dollars per Share)
Assumes 3/31/07 net debt of $718.0 million and fully diluted shares outstanding of 80.8 million to calculate an estimated per share valuation range
Information Data
Services Products
Information
Technology
Outsourcing
Total
Equity Value
Per Share
$5.21
$2.67
$21.37
$13.49
$4.07
$6.06
$17.68
$0.00
$5.00
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$27.81

Sum-of-the-Parts Valuation
(Dollars in Millions, Except per Share)
(a) Assumes $329.8mm, $118.3mm and $270.0mm of net debt attributed to Information Services, Data Products and IT Outsourcing segments respectively and fully diluted shares outstanding of 80.8mm.
Multiples Enterprise Value
Information Services Low High Data Low High
Metric:
FY07 Revenue 2.0x 2.5x 633.8 $        1,267.7 $    1,584.6 $
FY07 EBITDA 9.0  11.0  201.0           1,809.4        2,211.4
FY07 EBIT 12.0  15.0  98.4             1,180.6        1,475.8
Average Enterprise Value 1,419.2 $    1,757.3 $
Average Per Share Value (a)
13.49 $        17.68 $
Data Products Low High Data
Metric:
FY07 Revenue 2.8x 3.0x 328.2 $        902.6 $        984.6 $
FY07 EBITDA 9.0  10.0  48.6             437.2           485.8
FY07 EBIT 11.0  14.0  25.1             276.3           351.7
Average Enterprise Value 538.7 $        607.4 $
Average Per Share Value (a)
5.21 $          6.06 $
IT Outsourcing
Metric:
FY07 Revenue 0.7x 1.0x 354.1 $        247.9 $        354.1 $
FY07 EBITDA 5.0  6.0  145.2           726.1           871.3
FY07 EBIT 11.0  13.0  44.0             483.5           571.5
Average Enterprise Value 485.8 $        599.0 $
Average Per Share Value (a)
2.67 $          4.07 $
Total 21.37 $        27.81 $

LBO Analysis
(a)
(Dollars in Millions, Except per Share)
(a) Assumes savings related to public company expenses totaling $5.0 million in FY08 and $11.5 million from FY09 through FY11.
(b) EBIT plus Depreciation and Amortization less Capital Lease Principal and Interest Payments less Purchased Software Licenses less
Capitalization of Deferred Expenses.
(c) Assumes $5.0 million of public company expense savings for Pro Forma leverage purposes.
Offer Price per Share
26.00 $        26.50 $        27.00 $        27.50 $        28.00 $
Premium to Current Price 6.2% 8.2% 10.2% 12.3% 14.3%
Premium to 30 Day Average Price 16.5% 18.8% 21.0% 23.3% 25.5%
Equity Value 2,110.6 $     2,154.9 $     2,199.9 $     2,244.8 $     2,289.8 $
Enterprise Value (Excludes Fees/Expenses) 2,828.6 2,872.9 2,917.9 2,962.8 3,007.8
Transaction Multiples
3/31/07E:
Revenue 2.0x 2.1x 2.1x 2.1x 2.2x
EBITDA 7.2  7.3  7.4  7.5  7.6
Adjusted EBITDA (b)
13.9  14.2  14.4  14.6  14.8
EBIT 16.9  17.2  17.4  17.7  18.0
P/E 27.5  28.0  28.5  29.1  29.6
3/31/08E:
Revenue 1.9x 2.0x 2.0x 2.0x 2.1x
EBITDA 7.2  7.3  7.4  7.6  7.7
Adjusted EBITDA
(b)
12.6  12.8  13.0  13.2  13.4
EBIT 15.0  15.2  15.4  15.7  15.9
P/E 25.5  26.0  26.5  27.0  27.5
Equity Investment
Equity Investment Required 1,103.6 $     1,147.9 $     1,192.9 $     1,237.8 $     1,282.8 $
Total Equity / Total Capitalization 38.0% 38.9% 39.9% 40.7% 41.6%
4 Year IRR Assuming an Exit multiple of 15.0x EBIT 28.8% 27.5% 26.2% 25.0% 23.8%
4 Year IRR Assuming an Exit multiple of 11.0x Adjusted EBITDA 24.6% 23.4% 22.2% 21.1% 20.1%
Leverage & Coverage Ratios Pro Forma Projected Year Ending March 31,
@ $26.50 per share
2007 (c)
2008 2009 2010 2011
Senior Debt / EBITDA 2.81x 2.45x 2.22x 1.87x 1.47x
Total Debt / EBITDA 4.50  4.07  3.81  3.35  2.81
Total Debt / Adjusted EBITDA 8.66  6.76  5.70  4.79  3.79
Debt / Capitalization 61.1% 59.0% 57.1% 54.4% 50.6%
EBITDA / Interest Expense 2.66  2.85  3.02  3.41  4.00
Fixed Charge Coverage Ratio 0.89x 1.14x 1.29x 1.36x 1.52x

Weighted Average Cost of Capital
(Dollars in Millions)
(a)  Source:  Ibbotson Associates' "Stocks, Bonds, Bills and Inflation 2007 Yearbook".
(b)  Defined as comparable mean unlevered beta * (1+((1-target's tax rate) * target's debt/equity)).
(c)  1 year levered beta relative to the S&P 500.  Source:  Bloomberg adjusted beta as of May 11, 2007.
(d)  Defined as current market capitalization.
(e)  Defined as levered beta / (1+((1-tax rate) * debt/equity)).
COST OF DEBT COST OF EQUITY
Cost of Debt 7.50%
Long-Term S&P 500 Equity Risk Premium
(a)
7.10%
Tax Rate 38.00% Levered Beta
(b)
1.19
Implied Market Risk Premium 8.42%
After-Tax Cost of Debt 4.65%
Plus: Applicable Equity Size Premium
(See Below)
1.76%
Plus: Company-Specific Risk Premium 0.00%
WEIGHTED AVERAGE COST OF CAPITAL Implied Company Risk Premium 10.18%
Weight of Debt 28.52% Plus: Ten-Year Government Bond (5/11/07) 4.50%
After-Tax Cost of Debt 4.65% Cost of Equity 14.68%
Weight of Equity 71.48%
Cost of Equity 14.68% Incremental Equity Size Premium
(a)
Equity Size between $1,947 and  $7,777 million 0.97%
WACC 11.82% Equity Size between $627 and $1,947 million 1.76%
Equity Size below $627 million 3.88%
COMPARABLE COMPANY ANALYSIS
Levered Tax Total Equity Debt/ Percent Percent Unlevered
Company
Beta (c)
Rate Debt
Value (d)
Equity Debt Equity Beta (e)
Equifax Inc. 0.99 37.5% 857.4 $         6,092.1 $      14.1% 12.3% 87.7% 0.91
The Dun & Bradstreet Corporation 0.85 40.0% 484.2 5,864.9 8.3% 7.6% 92.4% 0.81
Alliance Data Systems Corporation 1.16 38.0% 1,406.8 5,104.1 27.6% 21.6% 78.4% 0.99
infoUSA Inc. 1.41 40.0% 272.0 562.8 48.3% 32.6% 67.4% 1.09
Comparable Mean 0.95
APPLE 0.95 38.0% 789.2 1,977.8 39.9% 28.5% 71.5% 0.76

Discounted Cash Flow – Management Base Case
(Dollars in Millions, Except per Share)
For the Projected FYE March 31,
2008 2009 2010 2011
EBIT 189.0 $               221.1 $               267.8 $               320.5 $
Less Taxes @ 39.0% (73.7)                   (86.2)                   (104.4)                 (125.0)
Net Income Unlevered 115.3                  134.8                  163.3                  195.5
Plus: D&A 203.1                  190.4                  176.1                  172.9
Less: Capitalization of Deferred Expenses (54.1)                   (54.1)                   (54.1)                   (54.1)
Less: Development of Software (24.0)                   (15.0)                   (15.0)                   (15.0)
Less: Capital Expenditures (49.3)                   (53.1)                   (58.8)                   (64.3)
Less: Other Asset Expenditures (35.0)                   (35.0)                   (35.0)                   (35.0)
Plus: Gain on Sale of the Phoenix Facility 20.0                      -                          -                          -
Less: Change in Net Working Capital (11.6)                   (6.4)                       (16.0)                   (23.4)
Total Unlevered Net Free Cash Flow 164.3 $               161.7 $               160.5 $               176.6 $
Assuming Discount Rates of:
Discounted to 3/31/07 11.0% 11.5% 12.0%
Present Value of Cash Flow 513.0 $               507.5 $               502.1 $
Terminal Value Multiple 11.0x 2,621.9               2,575.1               2,529.5
2011 Adj. EBITDA 361.8 $               12.0  2,860.2               2,809.2               2,759.4
13.0  3,098.6               3,043.3               2,989.4
Enterprise Value 11.0x 3,134.9 $            3,082.7 $            3,031.6 $
12.0  3,373.2               3,316.8               3,261.5
13.0  3,611.6               3,550.9               3,491.5
Less: Net Debt (3/31/07) (718.0) $              (718.0) $              (718.0) $
Plus: Option Proceeds 227.9                  227.9                  227.9
Equity Value 11.0x 2,644.7 $            2,592.5 $            2,541.4 $
12.0  2,883.0               2,826.6               2,771.4
13.0  3,121.4               3,060.7               3,001.3
Total Shares and "In the Money" Options Outstanding 89.9                      89.9                      89.9
Price per Share 11.0x 29.41 $               28.83 $               28.26 $
12.0  32.06                  31.44                  30.82
13.0  34.71                  34.04                  33.38

Discounted Cash Flow – 10% Discount to Management Base Case
(Dollars in Millions, Except per Share)
For the Projected FYE March 31,
2008 2009 2010 2011
EBIT 170.1 $               199.0 $               241.0 $               288.4 $
Less Taxes @ 39.0% (66.3)                   (77.6)                   (94.0)                   (112.5)
Net Income Unlevered 103.8                  121.4                  147.0                  175.9
Plus: D&A 203.1                  190.4                  176.1                  172.9
Less: Capitalization of Deferred Expenses (54.1)                   (54.1)                   (54.1)                   (54.1)
Less: Development of Software (24.0)                   (15.0)                   (15.0)                   (15.0)
Less: Capital Expenditures (49.3)                   (53.1)                   (58.8)                   (64.3)
Less: Other Asset Expenditures (35.0)                   (35.0)                   (35.0)                   (35.0)
Plus: Gain on Sale of the Phoenix Facility 20.0                      -                          -                          -
Less: Change in Net Working Capital (11.6)                   (6.4)                       (16.0)                   (23.4)
Total Unlevered Net Free Cash Flow 152.8 $               148.2 $               144.2 $               157.0 $
Assuming Discount Rates of:
Discounted to 3/31/07 11.0% 11.5% 12.0%
Present Value of Cash Flow 466.8 $               461.9 $               457.0 $
Terminal Value Multiple 11.0x 2,359.7               2,317.6               2,276.5
2011 Adj. EBITDA 325.6 $               12.0  2,574.2               2,528.3               2,483.5
13.0  2,788.7               2,739.0               2,690.4
Enterprise Value 11.0x 2,826.5 $            2,779.5 $            2,733.6 $
12.0  3,041.0               2,990.2               2,940.5
13.0  3,255.5               3,200.9               3,147.5
Less: Net Debt (3/31/07) (718.0) $              (718.0) $              (718.0) $
Plus: Option Proceeds 227.9                  227.9                  227.9
Equity Value 11.0x 2,336.4 $            2,289.4 $            2,243.4 $
12.0  2,550.9               2,500.1               2,450.3
13.0  2,765.4               2,710.7               2,657.3
Total Shares and "In the Money" Options Outstanding 89.9                      89.9                      89.9
Price per Share 11.0x 25.98 $               25.46 $               24.95 $
12.0  28.37                  27.80                  27.25
13.0  30.76                  30.15                  29.55

Management Cost Savings Opportunities
(Dollars per Share)
4-Yr Private Company Scenario 6-Yr Public Company Scenario
Labor Perpetual Discount Rate Perpetual Discount Rate
Arbitrage Growth 11.5% Growth 11.5%
Realization
0.0% 2.33 $                    0.0% 1.91 $
1.0% 2.53                       1.0% 2.07
2.0% 2.78                       2.0% 2.27
0.0% 3.01 $                    0.0% 2.46 $
1.0% 3.26                       1.0% 2.66
2.0% 3.57                       2.0% 2.91
0.0% 3.68 $                    0.0% 3.00 $
1.0% 3.99                       1.0% 3.25
2.0% 4.36                       2.0% 3.55
50%
65%
80%

Management Cost Savings Opportunities – 4-Year Private Company Plan
(Dollars in Millions, Except per Share)
For the Projected FYE March 31,
2008 2009 2010 2011
Labor Arbitrage / Efficiency Re-Engineering 9.9 $               37.6 $             67.6 $             91.1 $
% Realized 80.0% 80.0% 80.0% 80.0%
$ Realized 8.0 30.1 54.1 72.9
Labor Arbitrage / Efficiency Re-Engineering Transition Impact (15.0) - - -
Facilities Savings 0.9 5.0 6.4 7.4
New Facility Cost
(50% of Facility Savings)
(0.5) (2.5) (3.2) (3.7)
Total Pre-Tax Savings (6.6) 32.6 57.3 76.6
Less Taxes @ 39.0% 2.6 (12.7) (22.3) (29.9)
Additional Impact (4.0) $              19.9 $             34.9 $             46.7 $
Assuming Discount Rates of:
Discounted to 3/31/07 11.0% 11.5% 12.0%
Present Value of Cash Flow 68.8 $             67.8 $             66.8 $
Perpetual Growth Rate: 0.0% 279.6 262.7 247.3
1.0% 310.7 290.6 272.5
2.0% 348.6 324.4 302.7
Enterprise Value 0.0% 348.5 $          330.5 $          314.1 $
1.0% 379.5 358.4 339.3
2.0% 417.4 392.2 369.5
Total Shares and "In the Money" Options Outstanding 89.9 89.9 89.9
Price per Share 0.0% 3.88 $             3.68 $             3.49 $
1.0% 4.22 3.99 3.77
2.0% 4.64 4.36 4.11

Management Cost Savings Opportunities – 6-Year Public Company Plan
(Dollars in Millions, Except per Share)
For the Projected FYE March 31,
2008 2009 2010 2011 2012 2013
Labor Arbitrage / Efficiency Re-Engineering 3.1 $                11.7 $              21.1 $              28.4 $              50.9 $              91.1 $
% Realized 50.0% 50.0% 50.0% 50.0% 50.0% 50.0%
$ Realized 1.5                   5.9                   10.5                 14.2                 25.4                 45.6
Labor Arbitrage / Efficiency Re-Engineering Transition Impact (15.0)                -                      -                      -                      -                      -
Facilities Savings 0.9                   5.0                   6.4                   7.4                   7.4                   7.4
New Facility Cost
(50% of Facility Savings)
(0.5)                  (2.5)                  (3.2)                  (3.7)                  (3.7)                  (3.7)
Total Pre-Tax Savings (13.0)                8.4                   13.7                 17.9                 29.1                 49.2
Less Taxes @ 39.0% 5.1                   (3.3)                  (5.3)                  (7.0)                  (11.4)                (19.2)
Additional Impact (7.9) $               5.1 $                8.4 $                10.9 $              17.8 $              30.0 $
Assuming Discount Rates of:
Discounted to 3/31/07 11.0% 11.5% 12.0%
Present Value of Cash Flow 36.9 $              36.0 $              35.2 $
Perpetual Growth Rate: 0.0% 146.0               135.9               126.8
1.0% 162.2               150.4               139.7
2.0% 182.0               167.8               155.2
Enterprise Value 0.0% 182.9 $           172.0 $           162.0 $
1.0% 199.1               186.4               174.9
2.0% 218.9               203.9               190.4
Total Shares and "In the Money" Options Outstanding 89.9                 89.9                 89.9
Price per Share 0.0% 2.03 $              1.91 $              1.80 $
1.0% 2.21                 2.07                 1.95
2.0% 2.43                 2.27                 2.12